WORK FOR OTHERS AGREEMENT

between Battelle Energy Alliance, LLC (BEA) under its Prime Contract No. DE-AC07-05ID14517 with the United States Department of Energy and the Sponsor identified below:

1. Sponsor's Name International Isotopes Incorporated	2. Agreement No. 10811
3. Estimated Performance Period (in months) Two Years 6 Months (30) Months	4. Project Title/Description Irradiation of Cobalt Targets in ATR for International Isotopes
5. Financial a. Estimated Cost $1,500,000.00 b. Incremental Funding Yes c. Amount Advanced this Action $125,000.00	6. Contractor Technical Representative Name: Frances Marshall Phone: 208-526-533-4446 Contractor Account Representative Name: Gary W. Smith Phone: 208-526-3780
7. Sponsor Acceptance Name: Steve Laflin Title: President and CEO Date: 7-31-10 Signature: [signature]	8. Contractor Acceptance Name: Brent Stacey Title: Director, Technology Deployment Date: 6/19/2010 Signature: [signature]
9. Sponsor's Billing Address: 413~~7~~ Commerce Circle Idaho Falls, ID 83401	

TERMS AND CONDITIONS

1. **PARTIES TO THE AGREEMENT**. The U.S. Department of Energy Contractor, Battelle Energy Alliance, LLC (Contractor) has been requested by the Sponsor to perform the work set forth in the Statement of Work, attached hereto as Appendix A. It is understood by the Parties that the Contractor is obligated to comply with the terms and conditions of its Management and Operating (M&O) Prime Contract with the United States Government (Government) represented by the United States Department of Energy (DOE) including in accordance with DOE Order 481.1C or its current revision, when providing goods, services products, processes, materials, or information to the Sponsor under this Agreement.

2. **TERM OF THE AGREEMENT**. This Agreement shall be effective as of the latter date of (1) the date on which it is signed by the last of the Parties thereto, or (2) the date on which the Contractor receives advance funding from the Sponsor, and shall continue for the estimated performance period stated in block 3 above. The term of this agreement may be extended by mutual, written agreement of the Parties.

3. **COSTS.** The work will be performed on a full cost recovery basis and the Contractor has no obligation to continue or complete performance of the work at a cost in excess of its estimated cost stated in block 5 above, including any subsequent amendment. The Contractor, however, will not exceed the estimated cost in block 5 above without prior written approval from the Sponsor.

4. **FUNDING AND PAYMENT.** The Contractor is required by DOE to receive advance funding before beginning work. The Sponsor shall provide sufficient funds in advance to reimburse the Contractor for costs to be incurred in performance of the work described in this Agreement, and the Contractor will have no obligation to perform in absence of adequate advance funds. If the estimated period of performance exceeds 90 days or the estimated cost exceeds $25,000, the Sponsor may, with the Contractor's approval, advance funds incrementally. In such a case, the Contractor will initially invoice the Sponsor in an amount sufficient to permit the work to proceed for 90 days and thereafter invoice the Sponsor monthly so as to maintain approximately a 90-day period that is funded in advance. Payment from the Sponsor shall be made directly to the Contractor in accordance with billing instructions. Upon termination or completion, any excess funds shall be refunded by the Contractor to the Sponsor, in accordance with the Contractor's close-out procedures.

16 JUN 2010 OK TO SEND TO SPONSOR
SF for GWS

5. **SOURCE OF FUNDS.** The Sponsor hereby warrants and represents that, if the funding it brings to this Agreement has been secured through other agreements, such other agreements do not have any terms and conditions (including intellectual property) that conflict with the terms of this Agreement. If this Agreement conflicts with existing International Agreements, the International Agreement terms and conditions will take precedence.

6. **PROPERTY.** Unless the Parties otherwise agree in writing, all equipment produced or acquired with funds provided by the Sponsor shall be disposed of as instructed by the Sponsor. Any property which becomes integrated into the facility becomes the property of the Government. No Federal funds will be used to purchase any property or equipment for this Agreement. Property or equipment produced or acquired as part of this Agreement will be accounted for and maintained during the term of the Agreement in the same manner as DOE property or equipment.

7. **PRE-PUBLICATION REVIEW.** The publishing Party shall provide the other Party a 30-day period in which to review and comment on proposed publications that either disclose technical developments and/or research findings generated in the course of this Agreement, or identify Proprietary Information (as defined in Appendix C). The publishing Party shall not publish or otherwise disclose Proprietary Information identified by the other Party, except as provided by law.

8. **LEGAL NOTICE.** The Parties agree that the following legal notice shall be affixed to each report furnished to the Sponsor under this Agreement and to any report resulting from this Agreement, which may be distributed by the Sponsor. "Neither the United States Government nor any agency thereof, nor the Contractor, nor any of their employees, makes any warranty, express or implied, or assumes any legal liability or responsibility for the accuracy, completeness, or usefulness of any information, apparatus, product or process disclosed, or represents that its use would not infringe privately owned rights. References therein to any specific commercial product, process, or service by trade name, trademark, manufacturer, or otherwise, does not necessarily constitute or imply its endorsement, recommendation, or favoring by the United States Government or any agency thereof. The views and opinions of authors expressed herein do not necessarily state or reflect those of the United States Government or any agency thereof."

9. **DISCLAIMER.** THE GOVERNMENT AND THE CONTRACTOR MAKE NO EXPRESS OR IMPLIED WARRANTY AS TO THE CONDITIONS OF THE RESEARCH OR ANY INTELLECTUAL PROPERTY, GENERATED INFORMATION, OR PRODUCT MADE OR DEVELOPED UNDER THIS WORK FOR OTHERS AGREEMENT, OR THE OWNERSHIP, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OF THE RESEARCH OR RESULTING PRODUCT; THAT THE GOODS, SERVICES, MATERIALS, PRODUCTS, PROCESSES, INFORMATION, OR DATA TO BE FURNISHED HEREUNDER WILL ACCOMPLISH INTENDED RESULTS OR ARE SAFE FOR ANY PURPOSE INCLUDING THE INTENDED PURPOSE; OR THAT ANY OF THE ABOVE WILL NOT INTERFERE WITH PRIVATELY OWNED RIGHTS OF OTHERS. NEITHER THE GOVERNMENT NOR THE CONTRACTOR SHALL BE LIABLE FOR SPECIAL, CONSEQUENTIAL, OR INCIDENTAL DAMAGES ATTRIBUTED TO SUCH RESEARCH OR RESULTING PRODUCT, INTELLECTUAL PROPERTY, GENERATED INFORMATION, OR PRODUCT MADE OR DELIVERED UNDER THIS WORK FOR OTHERS AGREEMENT.

10. **GENERAL INDEMNITY.** The Sponsor agrees to indemnify and hold harmless the Government, DOE, the Contractor, and persons acting on their behalf from all liability, including costs and expenses incurred, to any person, including the Sponsor, for injury to or death of persons or other living things, or injury to or destruction of property arising out of the performance of the Agreement by the Government, DOE, the Contractor, or persons acting on their behalf, or arising out of the use of the services performed, materials supplied, or information given hereunder by any person including the Sponsor, and not directly resulting from the fault or negligence of the Government, DOE, the Contractor, or persons acting on their behalf. To the extent necessary to effectuate the indemnity provisions herein, the Sponsor hereby waives any immunity it may have under any applicable worker compensation law.

11. **PRODUCT LIABILITY INDEMNITY.** Except for any liability resulting from any negligent acts or omissions of the Government or the Contractor, the Sponsor hereby agrees to indemnify the Contractor and the Government, their officers, agents and employees from any and all liability, claims or damages, including attorney fees and cost whatsoever, for injury to or death of persons, or damage to or destruction of property, as a result of or arising out of the making, using, or selling of a product, process, or service which was derived from the work performed under this Agreement by or on behalf of the Sponsor, its assignees or licensees. In respect to this paragraph, neither the Government nor the Contractor shall be considered assignees or licensees of the Sponsor as a result of reserved Government and Contractor rights. The indemnity set forth in this paragraph shall apply only if the Sponsor shall have been informed as soon and as completely as practical by the Contractor and/or the Government of the action alleging such claim and shall have been given an opportunity, to the maximum extent afforded by applicable laws, rules, or regulations, to participate in and control its defense, and the Contractor and/or Government shall have provided all reasonably available information and reasonable assistance requested by the Sponsor. No settlement for which the Sponsor would be responsible shall be made without the Sponsor's consent, unless required by a final decree of a court of competent jurisdiction.

12. **INTELLECTUAL PROPERTY INDEMNITY.** The Sponsor shall indemnify the Government and the Contractor and their officers, agents and employees against liability, including attorney's fees and costs, for infringement of any United States patent, copyright, or other intellectual property arising out of any acts required or directed by the Sponsor to be performed under this Agreement to the extent such acts are not already performed at the facility. Such indemnity shall not apply to a claimed infringement that is settled without the consent of the Sponsor unless required by a court of competent jurisdiction.

13. **NOTICE AND ASSISTANCE REGARDING PATENT AND COPYRIGHT INFRINGEMENT.** The Sponsor shall report to DOE and the Contractor, promptly and in reasonable written detail, each claim of patent or copyright infringement based on the performance of the Agreement of which the Sponsor has knowledge. The Sponsor shall furnish to DOE and the Contractor, when requested by DOE or the Contractor, all evidence and information in the possession of the Sponsor pertaining to such claim.

14. **PATENT RIGHTS.** Reference Appendix B.

15. **TECHNICAL DATA RIGHTS.** Reference Appendix C.

16. **ASSIGNMENT.** Neither this Agreement nor any interest therein or claim thereunder shall be assigned or transferred by either Party, except as authorized in writing by the other Party to this Agreement, provided the Contractor may transfer it to the DOE, or its designee, with notice of such transfer to the Sponsor, and the Contractor shall have no further responsibilities except for the confidentiality, use and/or non-disclosure obligations of this Agreement. The obligations of the Contractor shall apply to any successor continuing the operation of the DOE facility involved in this Agreement.

17. **SIMILAR OR IDENTICAL SERVICES.** The Government and/or Contractor shall have the right to perform similar or identical services in the Statement of Work for other Sponsors as long as neither the Sponsor's Proprietary Information nor Protected Information, during the term of its protection, is utilized. The terms Sponsor's Proprietary Information and Protected Information are explained in Appendix C.

18. **EXPORT CONTROL.**
    A. THE PARTIES UNDERSTAND THAT, TO THE EXTENT MATERIALS AND INFORMATION RESULTING FROM THE PERFORMANCE OF THIS AGREEMENT ARE SUBJECT TO EXPORT CONTROL LAWS, EACH PARTY IS RESPONSIBLE FOR ITS OWN COMPLIANCE WITH SUCH LAWS.
    B. The Parties acknowledge that to the extent the activities covered by this Agreement are subject to U.S. export control laws, (i) transactions with certain persons, and (ii) the exportation of certain types and levels of technologies and services, are prohibited or restricted. These laws include, without limitation, the Arms Export Control Act, the Export Administration Act, the International Economic Emergency Powers Act, and the Atomic Energy Act and regulations issued pursuant to these, including the Export Administration Regulations (EAR)(15 CFR Parts 730-774), the International Traffic in Arms Regulations (ITAR) (22 CFR Parts 120-130), and the Nuclear Regulatory Commission and Department of Energy export regulations (10 CFR Parts 110 and 810).
    C. Export licenses or other authorizations from the U.S. Government may be required for the export of goods, technical data or services under this Agreement. The Parties acknowledge that export control requirements may change and that the export of goods, technical data or services from the U.S. without an export license or other appropriate governmental authorization may result in criminal liability.
    D. Each Party is responsible for its own compliance with laws and regulations governing export controls and acknowledges that it can contact the U.S. Departments of Commerce, State, Energy and Treasury for guidance as to applicable licensing requirements and other restrictions.

19. **TERMINATION.** Performance of work under this Agreement may be terminated at any time by either Party, without liability, upon giving a thirty (30) day written notice to the other Party. The Contractor shall terminate this Agreement only when the Contractor determines, after direction from DOE, that such termination is in the best interest of the Government. However, the Contractor shall have the right to terminate unilaterally if the Sponsor fails to advance the funds required by paragraph 4. In the event of termination, the Sponsor shall be responsible for the Contractor's costs (including the closeout costs), through the effective date of termination, but in no event shall the Sponsor's cost responsibility exceed the total cost to the Sponsor as described in block 5. It is agreed that any obligations of the Parties regarding Proprietary Information or other intellectual property will remain in effect, despite early termination of the Agreement.

20. **DISPUTES.** The Parties shall attempt to amicably resolve all disputes arising under or as a result of this Agreement before resorting to litigation. Any and all litigation involving disputes, claims, or either Party's rights and duties under or arising as a result of this Agreement shall be brought in a court of competent jurisdiction in the State of Idaho. This Agreement will be construed in accordance with the substantive laws of the State of Idaho.

APPENDIX A
STATEMENT OF WORK

IRRADIATION OF COBALT TARGETS IN ATR
BEA Support to International Isotopes Incorporated

WFO Project #10811

Work Scope: Since 2002, Battelle Energy Alliance (BEA) has performed irradiation services for International Isotopes Incorporated (I-3) using the Advanced Test Reactor (ATR) at the Idaho National Laboratory (INL) under WFO agreement No. 02816, producing high specific activity (HSA) cobalt-60. Modification No. 68 extended the period of performance on the 02816 WFO Agreement to September 30, 2010. Work performed under WFO Agreement No. 02816 will be terminated upon approval and execution of this WFO Agreement No. 10811.

Assumptions

- Costs are estimated using the FY 2010 cost model. It is expected that there will be escalation of costs in subsequent years. These are estimates, and all work at BEA is based on full cost recovery.
- BEA will consider using the A and H-positions of the ATR to perform the irradiation of the capsules, based on availability and priority of other irradiation programs.
- At the termination of this contract, I-3 will be required to take possession of all I-3 capsules remaining at the ATR Complex site.
- The cost estimate is based on a maximum of two shipments per year, and continuing irradiation in the A and H positions at the current advertised ATR power levels and operating days.

Activities to be performed by I-3

- Supply all raw cobalt.
- Purchase and provide all empty targets manufactured from a BEA approved vendor.
- Load the Co-59 pellets into the capsules.
- Arrange and directly pay for all expenses associated with BEA performing the shipment, i.e., container, transport, labor, etc. to and from the ATR. (i.e., These expenses will not be included in this agreement.)

APPENDIX A

Activities, to be performed by BEA, related to the production of HSA Co-60 and shipment of the product material to either I-3 facilities, or to other designated facilities, per I-3's direction are as follows:

Activity 1: Preparation of BEA qualified Target Capsules for insertion into the ATR

A. Receive the capsules from I-3 and perform receipt inspection.
B. Radiograph loaded capsules (provided by I-3) to verify they are loaded to 99% capacity or greater.
C. Seal weld capsules and Quality Inspector perform liquid penetrant weld examinations on all capsules, in accordance with BEA Quality requirements.
D. Dispose of waste generated by capsule preparation.
E. Perform project management activities (i.e., establish project baseline, monitor work progress and costs against the baseline, coordinate work planning with other ATR projects), per BEA DOE Prime Contract.

Activity 2: Insert Capsules into ATR and Irradiate Capsules containing Co-60 pellets

A. Perform pre-outage work to identify the specific capsule loading requested by I-3. Coordinate scheduling of capsule insertion into the reactor with ATR Operations staff. Verify compliance with existing Experiment Safety Assurance Package (ESAP).
B. Capsule handling between irradiation cycles. Specifically, remove capsules from irradiation positions during ATR outages, transfer capsules to the ATR canal, and return capsules to the ATR for additional irradiation time.
C. Charges for the irradiation time are included in this activity. This is based on a pre-set amount per megawatt-day of irradiation time for each irradiation position in the ATR.
D. Track inventory of I-3 capsules in the ATR and the ATR canal.
E. Perform project management activities (i.e., establish project baseline, monitor work progress and costs against the baseline, coordinate work planning with other ATR projects), per BEA DOE Prime Contract.

Activity 3: Post Irradiation handling and Capsule Shipping

Co-60 capsules are loaded into a shipping container, and shipped off the INL site. BEA personnel will review all requests for shipments from I-3, and concur with all requests that meet ATR schedule, DOT, and NRC requirements. Specific BEA tasks related to every shipment are:

A. Engineering support for shipment preparations: such as submitting shipping documents with BEA Packaging and Transportation organization.
B. Receipt of the shipping container from off-site, and preparation for loading.
C. Retrieve capsules from storage locations and perform assays prior to shipment.

APPENDIX A

D. Ensure that the shipping container is in the appropriate configuration for this shipment.

E. Load the capsules into the shipping container, using the appropriate BEA procedures.

F. Perform project management activities (i.e., establish project baseline, monitor work progress and costs against the baseline, coordinate work planning with other ATR projects), per BEA DOE Prime Contract.

Activity 4: Preparation of New Shipping Container for Use at ATR

ATR personnel approve that a new shipping container can be used for Co-60 shipments from ATR. Specific tasks to be performed by BEA are:

A. Review of engineering and operations processes to identify necessary modifications.

B. Analysis of potential accidents involving proposed shipping container.

C. Prepare loading and handling procedures, including review and final approval.

D. Revise the Co-60 ESAP, including review and Safety Operations Review Committee (SORC).

E. Perform project management activities (i.e., establish project baseline, monitor work progress and costs against the baseline, coordinate work planning with other ATR projects), per BEA DOE Prime Contract.

For each ATR irradiation cycle that I-3 requires Co-60 capsule irradiations, I-3 will contact BEA two months prior to the desired irradiation dates to confirm position availability. Notification of shipments will be eight weeks in advance of desired shipment date, to enable for BEA work planning and coordination with other ATR activities. If BEA needs to reassign ATR irradiation positions that are currently being used for I-3, BEA will provide notification to I-3 three months prior to the ATR cycle start date.

For continuing irradiations, invoices will be sent on a monthly basis for the irradiation charges. All other invoices will be sent as the individual work activities are planned.

APPENDIX B

TERMS AND CONDITIONS — PATENT RIGHTS

1. DEFINITIONS.

A. "Subject Invention" means any invention or discovery of the Contractor, or, to the extent the Sponsor is performing any work under this Agreement, of the Sponsor, conceived in the course of or under this Agreement, or, in the case of an invention previously conceived by the Sponsor, first actually reduced to practice in the course of or under this Agreement. "Subject Invention" includes any art, method, process, machine, manufacture, design or composition of matter, or any new and useful improvement thereof, or any variety of plant, whether patented under the Patent Laws of the United States of America or any foreign country, or not patented under the Patent Laws of the United States of America or any foreign country.

B. "Patent Counsel" means the DOE Patent Counsel assisting the Contractor, which has the administrative responsibility for the facility where the work under this Agreement is to be performed.

2. RIGHTS OF THE SPONSOR; ELECTION TO RETAIN RIGHTS.

Subject to the provisions of paragraph 3.B. with respect to any Subject Invention reported and elected in accordance with paragraph 4. of this Appendix B, the Sponsor may elect to obtain the entire right, title, and interest throughout the world to each Subject Invention and any patent application filed in any country on a Subject Invention and in any resulting patent secured by the Sponsor. Where appropriate, the filing of patent applications by the Sponsor is subject to DOE and other Government security regulations and requirements.

3. RIGHTS OF CONTRACTOR AND GOVERNMENT

A. Assignment to either the Contractor or the Government — The Sponsor agrees to assign to either the Contractor or the Government, as requested by the Contractor, the entire right, title, and interest in any country to each Subject Invention of the Sponsor and to each Subject Invention of the Contractor, where the Sponsor:

(1) does not elect pursuant to paragraph 2. to retain such rights; or

(2) elects to obtain title to a Subject Invention pursuant to paragraph 2. but fails to have a patent application filed in that country on the Subject Invention or decides not to continue prosecution or not to pay any maintenance fees covering the invention.

B. Terms and Conditions of Waived Rights:

(1) To preserve the Contractor's and the Government's residual rights to Subject Inventions, and in patent applications and patents on Subject Inventions, the Sponsor shall take all actions in reporting, electing, filing on, prosecuting, and maintaining invention rights promptly, but in any event, in sufficient time to satisfy domestic and foreign statutory and regulatory time requirements, or, if the Sponsor decides not to take appropriate steps to protect the invention rights, it shall notify the Contractor in sufficient time to permit either the Contractor or the Government to file, prosecute, and maintain patent applications and any resulting patents prior to the end of such domestic or foreign statutory or regulatory time requirements.

(2) The Sponsor shall convey or ensure the conveyance of any executed instruments necessary to vest in either the Contractor or the Government the rights set forth in this paragraph 3.

(3) With respect to any Subject Invention in which the Sponsor obtains title, the Sponsor hereby grants to the Government a non-exclusive, nontransferable, irrevocable, paid-up license to practice or have practiced by or on behalf of the United States the Subject Invention throughout the world.

(4) The Sponsor shall provide the Government a copy of any patent application filed on a Subject Invention within six (6) months after such application is filed, including its serial number and filing date.

(5) Preference for U.S. Industry. Notwithstanding any other provision of this article, the Sponsor agrees that neither it nor any assignee will grant to any person the exclusive right to use or sell any Subject Invention in the United States unless such person agrees that any products embodying the Subject Invention or produced through the use of the Subject Invention will be manufactured substantially in the United States. However, in individual cases, the requirements for such an agreement may be waived by DOE upon a showing by the Sponsor or its assignee that reasonable but unsuccessful efforts have been made to grant licenses on similar terms to potential licensees that would be likely to manufacture substantially in the United States or that under the circumstances domestic manufacture is not commercially feasible.

(6) March-In Rights. The Sponsor agrees that with respect to any Subject Invention of the Contractor in which the Sponsor has acquired title, the DOE shall retain the right to require the Sponsor to grant a responsible applicant a nonexclusive, partially exclusive, or exclusive license to use the Subject Invention in any field of use, on terms that are reasonable under the circumstances, or if the Sponsor fails to grant such a license, to grant the license itself. DOE may exercise this right only in exceptional circumstances and only if DOE determines that:

(a) the action is necessary to meet health or safety needs that are not reasonably satisfied by the Sponsor; or

(b) the action is necessary to meet the requirements for public use specified by Federal regulations and such requirement are not reasonably satisfied by the Sponsor; or

(c) such action is necessary because a licensee of the exclusive right to use or sell any Subject Invention in the United States is in breach of the agreement required by paragraph 3.B.(5).

(7) The Sponsor agrees to refund any amounts received as royalty charges on any Subject Invention in procurement by or on behalf of the Government and to provide for that refund in any instrument transferring rights to any Party in the invention.

(8) The Sponsor agrees to include, within the specification of any United States patent applications and any patent issuing thereon covering a Subject Invention, the following statement. "The Government has rights in this invention pursuant to (specify this underlying Agreement)."

4. INVENTION IDENTIFICATION, DISCLOSURES, AND REPORTS.

A. The Sponsor shall furnish the Patent Counsel a written report containing full and complete technical information concerning each Subject Invention it makes within six (6) months after conception or first actual reduction to practice, whichever occurs first, in the course of or under this Agreement, but in any event prior to any on sale, public use, or public disclosure of such invention known to the Sponsor. The report shall identify the contract and inventor and shall be sufficiently complete in technical detail and appropriately illustrated by sketch or diagram to convey to one skilled in the art to which the invention pertains a clear understanding to the extent known at the time of disclosure, of the nature, purpose, operation, and the physical, chemical, biological, or electrical characteristics of the invention. The report should also include any election of invention rights under paragraph 2. When an invention is reported under this paragraph 4.A., it shall be presumed to have been made in the manner specified in Section (a)(1) and (2) of 42 USC 5908.

B. The Contractor shall report Subject Inventions it makes in accordance with the procedures set forth in its Management and Operating prime contract. In addition, the Contractor shall disclose to the Sponsor, at the same time as disclosure to DOE, any Subject Inventions made by the Contractor under this Agreement and the Sponsor shall notify DOE within six (6) months of receipt of such disclosure by the Sponsor of any election of patent rights under this article.

C. Requests for extension of time for election under subparagraphs A and B may be granted by Patent Counsel for good cause shown in writing.

5. LIMITATION OF RIGHTS.

A. Nothing contained in this Appendix B shall be deemed to give the Government any rights with respect to any invention other than a Subject Invention except as set forth in the Facilities License of paragraph 6.

6. FACILITIES LICENSE.

In addition to the rights of the Parties with respect to inventions or discoveries conceived or first actually reduced to practice in the course of or under this Agreement, the Sponsor agrees to and does hereby grant to the Government an irrevocable, non-exclusive, paid-up license in and to any inventions or discoveries regardless of when conceived or first actually reduced to practice or acquired by the Sponsor, which at any time, through completion of this Agreement, are owned or controlled by the Sponsor and are incorporated in the facility as a result of this Agreement to such an extent that the facility is not restored to the condition existing prior to the Agreement (1) to practice or to have practiced by or for the Government at the facility, and (2) to transfer such license with the transfer of the facility. The acceptance or exercise by the Government of the aforesaid rights and license shall not prevent the Government at any time from contesting the enforceability, validity, or scope of, or title to, any rights or patents herein licensed.

7. EARLY TERMINATION OF AGREEMENT.

The terms and conditions of this Appendix B shall survive the Agreement, in the event that the Agreement is terminated before completion of the Statement of Work.

APPENDIX C

TERMS AND CONDITIONS — PROPRIETARY TECHNICAL DATA RIGHTS

1. **DEFINITIONS.**

   A. "Generated Information" means information produced in the performance of this Agreement.

   B. "Proprietary Information" means information which is developed at private expense, is marked as Proprietary Information, and embodies (1) trade secrets or (2) commercial or financial information which is privileged or confidential under the Freedom of Information Act (5 USC 552 (b)(4)).

   C. "Unlimited Rights" means the right to use, disclose, reproduce, prepare derivative works, distribute copies to the public, and perform publicly and display publicly, in any manner and for any purpose, and to have or permit others to do so.

2. **CONTRACTOR RIGHTS.** The Sponsor agrees to furnish to the Contractor or leave at the facility that information, if any, which is (1) essential to the performance of work by the Contractor personnel or (2) necessary for the health and safety of such personnel in the performance of the work. Any information furnished to the Contractor shall be deemed to have been delivered with Unlimited Rights unless marked as Proprietary Information. The Sponsor agrees that it has the sole responsibility for appropriately identifying and marking all documents containing Proprietary Information, whether such documents are furnished by the Sponsor or produced under this Agreement and made available to the Sponsor for review.

3. **SPONSOR RIGHTS.** The Sponsor may designate as Proprietary Information any Generated Information where such data would embody trade secrets or would comprise commercial or financial information that is privileged or confidential if it were obtained from the Sponsor. Such Proprietary Information will, to the extent permitted by law, be maintained in confidence and disclosed or used by the Contractor (under suitable protective conditions) only for the purpose of carrying out the Contractor's responsibilities under this Agreement. Upon completion of activities under this Agreement, such Proprietary Information will be disposed of as requested by the Sponsor. Before the Contractor releases data associated with this Agreement to anyone, the Sponsor will be afforded the opportunity to review that data to ascertain whether it is Proprietary Information and if so, to mark it as such.

4. **PROPRIETARY INFORMATION.** The Government and Contractor agree not to disclose properly marked Proprietary Information to anyone other than the Sponsor without written approval of the Sponsor, except to Government employees who are subject to the statutory provisions against disclosure of confidential information set forth in the Trade Secrets Act (18 USC 1905). The Government and Contractor shall have the right, at reasonable times up to three (3) years after the termination or completion of the Agreement, to inspect any information designated as Proprietary Information by the Sponsor, for the purpose of verifying that such information has been properly identified as Proprietary Information. The Sponsor is solely responsible for the removal of all of its Proprietary Information from the facility by or before termination of this Agreement. The Government and Contractor shall have Unlimited Rights in any information which is not removed from the facility by termination of this Agreement. The Government and Contractor shall have Unlimited Rights in any Proprietary Information which is incorporated into the facility or equipment under this Agreement to such extent that the facility or equipment is not restored to the condition existing prior to such incorporation.

5. **DOE RIGHTS.** The Sponsor agrees that the Contractor will provide to DOE a nonproprietary description of the work performed under this Agreement.

6. **GOVERNMENT RIGHTS.** The Government shall have Unlimited Rights in all Generated information produced or information provided by the Parties under this Agreement, except for information which is disclosed in a Subject Invention disclosure being considered for patent protection, or which is marked as being Proprietary Information.

7. **COPYRIGHTS.** The Sponsor may assert copyright in any of its Generated Information, and may also require the Contractor, at the Sponsor's expense, to register copyright and assign copyright in any Generated Information produced by the Contractor which the Sponsor wishes to copyright. Subject to the other provisions of this Appendix C, and to the extent that copyright is asserted, the Government reserves for itself a royalty-free, worldwide, irrevocable, non-exclusive license for Governmental purposes to publish, disclose, distribute, translate, duplicate, exhibit, prepare derivative works, and perform any such data assigned to the Sponsor.

8. **EARLY TERMINATION.** The terms and conditions of this Appendix C shall survive the Agreement, in the event that the Agreement is terminated before completion of the Statement of Work.